Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Rowan and Marguerite M. Elias, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, the Registration Statement on Form S-8 to be filed with respect to the registration of up to 7,900,000 additional shares of Common Stock, par value $0.0001 per share of Gogo Inc., issuable under the Amended and Restated Gogo Inc. 2016 Omnibus Incentive Plan and any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Oakleigh Thorne Oakleigh Thorne	President and Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2018

/s/ Barry Rowan Barry Rowan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 6, 2018

/s/ Michael P. Bayer Michael P. Bayer	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 6, 2018

/s/ Ronald T. LeMay Ronald T. LeMay	Chairman of the Board	April 6, 2018

/s/ Robert Crandall Robert Crandall	Director	April 6, 2018

/s/ Hugh W. Jones Hugh W. Jones	Director	April 6, 2018

/s/ Michele Coleman Mayes Michele Coleman Mayes	Director	April 6, 2018

/s/ Robert H. Mundheim Robert H. Mundheim	Director	April 6, 2018

/s/ Christopher D. Payne Christopher D. Payne	Director	April 6, 2018

/s/ Charles C. Townsend Charles C. Townsend	Director	April 6, 2018

/s/ Harris N. Williams Harris N. Williams	Director	April 6, 2018